Exhibit 99.1

For Immediate Release

October 5, 2007

Washington Mutual Q3 Net Income

Impacted by Market and Credit Environments

SEATTLE - Washington Mutual, Inc. (WM: NYSE) announced today that a weakening housing market and disruptions in the secondary market through the end of the third quarter will result in a decline in net income of approximately 75% from the prior year quarter, subject to the finalization of third-quarter 2007 results.

The expected decline in third quarter net income results principally from the following items that are reported on a pre-tax basis:

•      The third-quarter loan loss provision will be approximately $975 million, which exceeds net charge-offs for the quarter by approximately $550 million.  The provision reflects ongoing weakness in the housing market, primarily as it affects subprime and home equity loans, as well as growth in the company’s loan portfolio;

•      Downward adjustments of approximately $150 million, related to approximately $17 billion in held-for-sale mortgage loans that were transferred to the company’s investment portfolio due to secondary market conditions;

•      Net losses of approximately $150 million in the company’s trading securities portfolio, including market valuation adjustments on capital markets assets, retained interests on credit cards and other residual interests; and,

•      Impairment losses of approximately $110 million on investment grade mortgage-backed securities in the company’s available for sale portfolio.

WaMu Chairman and CEO Kerry Killinger said, “While we’re disappointed with our anticipated third-quarter results, we look forward to an improved fourth quarter as we continue to see good operating performance in our Retail Banking, Card Services and Commercial Group businesses.”

Killinger added that the company continues to have the liquidity and capital necessary to grow the company’s businesses and support its current dividend, as it continues to execute its long-term strategic plans.

Washington Mutual is providing preliminary information about its third quarter results prior to its scheduled earnings announcement date in light of the impact of the very challenging market environment. No further details will be provided concerning the company’s third quarter performance until its regularly scheduled earnings release on Oct. 17, 2007. In the conference call following its earnings release on Oct. 17, the company will update its 2007 earnings drivers, including its updated expectations for loan loss provisioning levels in the fourth quarter of 2007.

About WaMu

WaMu, through its subsidiaries, is one of the nation’s leading consumer and small business banks. At June 30, 2007, WaMu and its subsidiaries had assets of $312.22 billion. The company has a history dating back to 1889 and its subsidiary banks currently operate approximately 2,700 consumer and small business banking stores throughout the nation. WaMu’s press releases are available at http://newsroom.wamu.com.

Cautionary Statements

This document contains forward-looking statements, which are not historical facts and pertain to future operating results. These forward-looking statements are within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, expectations and intentions and other statements contained in this document that are not historical facts. When used in this presentation, the words “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” or words of similar meaning, or future or conditional verbs, such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements. These forward-looking statements are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change.

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Media Contact:

Libby Hutchinson

206-500-2770

Libby.hutchinson@wamu.net

Investor Relations Contact:

Alan Magleby

206-500-4148 (Seattle)

212-702-6955 (New York)

alan.magleby@wamu.net